AMENDMENT 2 TO
DIVERSICARE HEALTHCARE SERVICES, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN FOR KEY PERSONNEL
1.    Section 4.1(a) of the Plan is hereby deleted in its entirety and replaced with the following:
4.    Stock Subject to Plan

(a)
The maximum number of Shares that may be collectively distributed as Restricted Shares, Restricted Share Units, and any Dividend Equivalent paid upon any Restricted Share Units under the Plan is 350,000 Shares, which number will be subject to adjustment as provided in Section 9 hereof. Such Shares may be either authorized but unissued Shares or Shares that have been or may be reacquired by the Company.

2.    Section 14 of the Plan is hereby deleted in its entirety and replaced with the following:
14.    Term of the Plan.
The Plan shall terminate April 25, 2028. No other purchases may be made after such termination, but termination of the Plan shall not, without the consent of any Participant who then holds Restricted Shares and/or Restricted Share Units, alter or impair any rights or obligations in respect of such Restricted Shares or Restricted Share Units.

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